Exhibit 99.3

CONSENT OF PROBANK AUSTIN

March 6, 2020

Board of Directors

FCB Corporation

100 West High Street

Manchester, Tennessee 37355

ProBank Austin hereby consents to the inclusion of our fairness opinion, dated January 23, 2020, delivered to the board of directors of FCB Corporation, as Appendix C to the proxy statements/prospectus forming a part of the Registration Statement on Form S-4 of CapStar Financial Holdings, Inc., as the same may be amended from time to time (the “Registration Statement”), and to references to our firm and such opinion, and summaries thereof, in such proxy statements/prospectus. By giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of, or that we are experts with respect to any part of the Registration Statement as the term “expert” is used in, the Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.

Sincerely,

PROBANK AUSTIN

/s/ ProBank Austin

Louisville, Kentucky